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                                                                      EXHIBIT 16

January 16, 2002


Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, NW
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of OXIS International, Inc. dated January 14, 2002.

Yours truly,



/s/ DELOITTE & TOUCHE LLP